UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

GLOBAL CASH ACCESS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2012, David Lopez, age 38, was appointed to the Board of Directors of the Company as a Class III director, whose term shall expire at the annual meeting of stockholders to be held in 2014. Mr. Lopez was simultaneously elected to the Board of Directors of the Company’s wholly-owned subsidiary, Global Cash Access, Inc. (“GCA”).

Since June 2012, Mr. Lopez has served as President of GCA.  Mr. Lopez served as the Chief Operating Officer of Shuffle Master Inc., a leading global gaming supplier, from June 2010 until May 2012. Mr. Lopez also served as a member of the Board of Directors of Shuffle Master Inc. from November 2010 until May 2012.  Mr. Lopez joined Shuffle Master Inc. in February 1998 as a Marketing Research Analyst and during his tenure at Shuffle Master Inc. assumed increasing roles of responsibility, including being appointed Executive Vice President in November 2008 and serving as the Interim Chief Executive Officer from November 2010 until April 2011. Prior to his appointment as Executive Vice President, Mr. Lopez served as President, Shuffle Master Americas Division from 2007 to 2008; President Utility Division from 2006 to 2007; Vice President of Product Management from 2003 to 2006; and Executive Director, Product Management from 2002 to 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: July 30, 2012	By:	/s/ Scott H. Betts
Scott H. Betts, Chief Executive Officer